As filed with the Securities and Exchange Commission on November 21, 2018
Registration No. 333-192331

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 16 TO
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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KBS Strategic Opportunity REIT II, Inc.
(Exact name of registrant as specified in its charter)
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800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
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Keith D. Hall
Chief Executive Officer
KBS Strategic Opportunity REIT II, Inc.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(949) 417-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Robert H. Bergdolt, Esq.
Laura K. Sirianni, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof other than these securities registered under the registrant’s dividend reinvestment plan.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒
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Explanatory Note
This Post-Effective Amendment No. 16 to the Registration Statement on Form S-11 (No. 333-192331) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of KBS Strategic Opportunity REIT II, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-192331) initially declared effective August 12, 2014 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 16 to the Registration Statement to deregister the unsold primary offering shares of its Class A and Class T common stock. Pursuant to this Registration Statement, the Company registered 100,000,000 shares of Class A and Class T common stock for its primary offering and 80,000,000 shares of Class A and Class T common stock for its dividend reinvestment plan offering. The Company reserved the right to reallocate shares between its primary offering and dividend reinvestment plan offering, and prior to the termination of its primary offering had allocated 103,633,994 to its primary offering and 76,366,006 to its dividend reinvestment plan offering. By filing this Post-Effective Amendment No. 16 to the Registration Statement, the Company hereby terminates the primary offering of shares on this Registration Statement. From time to time, the Company continues to offer the dividend reinvestment plan shares registered on this Registration Statement.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 20th day of November, 2018.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

By:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)
Note: No other person is required to sign this Post-Effective Amendment No. 16 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.